SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

The following is a list of the Company’s subsidiaries, including unconsolidated affiliates, as of December 31, 2008.

Place of Incorporation
640733 British Columbia Ltd.	British Columbia
Accent Cay Holdings Inc.	British Virgin Islands
Agas Servizi S.r.l.	Italy
American Home Oxygen and Hospital Equipment, Inc.	Florida
AMKO Service Company	Ohio
Andaluza de Gases S.A.	Spain
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
Arrendadora Mexicana de Gases Sa de CV	Mexico
Asistir Ltda.	Colombia
AS Nielsen & Jensen	Norway
Augusta Company Limited	Thailand
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Bieffe Saldatura S.r.l.	Italy
Cane Welding Supply Ltd.	Canada
Carbitalia S.p.A.	Italy
Carbonorte S.L.	Spain
Caring Medical Supply Corp.	Pennsylvania
Carolina Home Care, Inc.	South Carolina
CBI Investments, Inc.	Delaware
Chemgas S.r.l.	Italy
Coatec Gesellschaft für Oberflächenveredelung mbH	Germany
Compressions Gas Tecnic S.r.l.	Italy
Coan Service S.r.l.	Italy
Consultora Rynuter S.A.	Uruguay
Craig Home Care, Inc.	Texas
Cryogenics Contracts, Inc.	Indiana
Cryo Teruel S.A.	Spain
Cylmaint N.V.	Belgium
D’Angelo S.p.A.	Italy
Dayvault’s Home Medical, Inc.	North Carolina
Distribuidora Mexicana de Criogénicos, S.A. de C.V.	Mexico
Doctors Choice Home Medical Equipment of Largo, Inc.	Florida
Domolife S.r.l.	Italy
Dryce Italia S.r.l.	Italy
EIVA AS	Norway
EIVA EIENDOM AS	Norway
EP Barrier Coatings, LLC	Delaware
ESA S.r.l.	Italy

Place of Incorporation
Eubask, S. L.	Spain
Ferrygas, S.A.	Spain
Fred E. McGilberry & Associates, Inc.	Texas
Gas Lucchetta S.r.l.	Italy
Gases de Ensenada S.A.	Argentina
Gases Tachira S.A.	Venezuela
Gases Valles del Tuy S.A.	Venezuela
Georgia – Carolina Welding Supply, Inc.	Georgia
Globos Properties S.a.r.l.	Luxembourg
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas G.m.b.H.	Germany
HCS Holdings, Inc.	Delaware
Helium Centre Pte. Ltd.	Singapore
Hielo Seco Srl.	Bolivia
Home Care Medical, Inc.	Florida
Home Care Supply, Inc.	Delaware
Home Care Supply, L.L.C.	Texas
Home Hospital Services, Inc.	Texas
I.T.A. S.r.l.	Italy
Iberica del Carbonico S.A. (Ibercasa)	Spain
Industria Paraguaya de Gases S.r l	Paraguay
Ingemedical Ltda.	Colombia
Integrar Comercio e Servicos Industriais Ltda.	Brazil
International Cryogenic Equipment Corporation	Delaware
Italargon S.r.l.	Italy
Jalopy Shoppe, Inc.	Texas
Jindal Praxair Oxygen Company Private Limited	India
Julio Pastafiglia & Cia. S.A.	Argentina
Kelvin Finance Company Limited	Ireland
Kirk Welding Supply Inc.	Missouri
Kosmoid Finance	Ireland
Kosmoid Finance (UK) Limited	United Kingdom
Kunshan Praxair Co., Ltd.	China
L. Clausen & Cia. Srl	Argentina
Lake County Medical Gas, Inc.	Illinois
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liqud Carbonic LNG International, Inc.	Delaware
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquid Ltda.	Brazil
Liquido Carbonico Colombiana S.A.	Colombia
M-R Medical, Inc.	Texas
Magaldi Gas Tecnici S.r.l.	Italy
Magaldi Life S.r.l.	Italy
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
McGaughey-Cresswell-Mann, Inc.	Texas
Medi-Rents Business Trust	Massachusetts
Medi-Rents of Maine, Inc.	Massachusetts
Medi-Rents, Inc.	Massachusetts
Medical Center Pharmacy of Boston, Inc.	Massachusetts
Medical Gases S. R. L	Argentina
Medigas Italia S.r.l.	Italy
MetFabCity Inc.	Delaware

Place of Incorporation
Mills Welding & Speciality Gases, Inc.	New York
Montreal Cylinder Corporation, Inc.	Canada
National Welding Supply Company, Inc.	Illinois
Newbridge Surgical Supplies, Inc.	New York
Nippissing Industrial & Welding Supplies Ltd.	Canada
Nitraco N.V.	Belgium
Nitrogen Services, Inc.	Delaware
Nitropet, S.A. de C.V.	Mexico
Novigas - Consorzio con Attivita Esterna	Italy
Nupharm, Inc.	Texas
O2 Investments, Inc.	Texas
O3 Investments, Inc.	Virginia
Old Danford S.A.	Uruguay
Oxigeno del Norte S.A.	Spain
Oxigenos Camatagua, C. A.	Venezuela
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
Oxygene Industriel Girardin, Inc.	Canada
Paramount Supply Inc.	Texas
Pittsburg Production, LLC	Delaware
Praxair & M. I. Services France S.a. r. l.	France
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Anhui) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Jiaxing) Industrial Gases Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Nanjing) Gases Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Shanghai) Trading Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Zhengjing) Industrial Gas Co. Ltd.	China
Praxair Alberta Ltd.	Alberta
Praxair Alberta Partnership	Alberta
Praxair Anlagebau GmbH	Germany
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Australia Pty Limited	Australia
Praxair B.V.	Netherlands
Praxair Bolivia Ltda.	Bolivia
Praxair Canada Inc.	Canada
Praxair Capital Sociedad Anonima de Capital Variable	Mexico
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Costa Rica, S.A.	Costa Rica
Praxair Deer Park Cogen, Inc.	Delaware
Praxair Deutschland GmbH & Co. KG	Germany
Praxair Deutschland Holding GMBH & Co. KG	Germany

Place of Incorporation
Praxair Distribuciones, S.C.A.	Venezuela
Praxair Distribution Mid-Atlantic, LLC	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair e Companhia - Comércio e Serviços	Portugal
Praxair E-Services Private Limited	India
Praxair Employees Association of Danbury, Inc.	Connecticut
Praxair Energy Resources, Inc.	Delaware
Praxair Energy Services, Inc.	Delaware
Praxair España, S.L.	Spain
Praxair Euroholding, S. L.	Spain
Praxair Europe Finance-Consultadoria e Projectos Lda.	Portugal
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Free Trade Zone Costa Rica, Ltd.	Costa Rica
Praxair Gases Alberta Ltd.	Alberta
Praxair Gases Industriales Ltda	Columbia
Praxair GmbH	Germany
Praxair Healthcare Services of Indiana, LLC	Delaware
Praxair Healthcare Services, Inc.	Delaware
Praxair Holding Company	Nova Scotia
Praxair Holding Latinoamerica, S.L.	Spain
Praxair Holding N.V.	Belgium
Praxair Holdings International, Inc.	Delaware
Praxair Hungary Kft	Hungary
Praxair Hydrogen Supply, Inc.	Delaware
Praxair Iberica, S.A.	Spain
Praxair India Private Limited	India
Praxair International BV	Netherlands
Praxair International Finance	Ireland
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg Finance S.a.r.l.	Luxembourg
Praxair Management Services, Inc.	Delaware
Praxair Maritime Company	Nova Scotia
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair Mexico Holdings S. de R.L. de C.V.	Mexico
Praxair Mexico Servicios, SRL de CV	Mexico
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Pacific Ltd.	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Peru S.R.L.	Peru
Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Polska Sp. z o.o.	Poland
Praxair Portugal Gases S.A.	Portugal
Praxair Produccion España, S.L.	Spain
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware

Place of Incorporation
Praxair Qingdao Co., Ltd.	China
Praxair Rus Limited Liability Company	Russia
Praxair S.A.S.	France
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Sante SAS	France
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Ontario
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang Co., Ltd.	China
Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China
Praxair Soldadura S.L.	Spain
Praxair Soluciones SA de CV	Mexico
Praxair Sudamerica S.L.	Spain
Praxair Surface Technologies (Changzhou) Co. Ltd.	China
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies España, S.A.	Spain
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.	Mexico
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies S.r.L.	Italy
Praxair Surface Technologies, Inc.	Delaware
Praxair Taiwan Co., Ltd.	Taiwan
Praxair Technology Solutions, Inc.	Delaware
Praxair Technology, Inc.	Delaware
Praxair UK Limited	United Kingdom
Praxair Uruguay Ltda.	Uruguay
Praxair Venezuela Sociedade en Comandita por Acciones	Venezuela
Praxair-Ozone, Inc.	Delaware
Praxair.com GmbH	Switzerland
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A. de C.V.	Mexico
Proweld Service & Supply Co. Inc.	Ohio
Quality Health Systems, Inc.	New York
R.S.L.S. con S.a.r.l.	Italy
Rapidox Gases Industriais Ltda.	Brazil
RBG Comercio de Metais Ltda.	Brazil
Rhee (Beheer) B.V.	Netherlands
Rite-Weld Supply, Inc.	Texas
Rivoira S.p.A.	Italy
Rivoira Siad Servizi S. Con S.A.R.L.	Italy
Ron-Son’s Industrial Welding Supplies Ltd.	British Columbia
Safex AS	Norway
S.B.S. Bakeware Technologies S.L.	Spain
Sauerstoff und Stickstoffrohrleitungs	Germany
Sen Vac Thin Film Technologies GmbH	Germany
Seoul Cold Air Products Co., Ltd.	Korea

Place of Incorporation
Servicios Administrativos Argmex S.A. de CV	Mexico
SGX Services Inc.	Ontario
Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China
Shanghai Praxair Baosteel, Inc.	China
Shanghai Praxair-Yidian Inc.	China
SIAD Austria GmbH	Austria
SIAD Bulgaria ood	Bulgaria
SIAD Czech spol. s r.o.	Czech Republic
SIAD Healthcare S.p.A.	Italy
SIAD Hungary KFT	Hungary
SIAD Macchine Impianti S.p.A.	Italy
SIAD Romania s.r.l.	Rumania
SIAD Rus o.o.o.	Russia
SIAD Servizi S.r.l.	Italy
SIAD Slovakia spol. s r.o.	Slovakia
SIAD Ukraina t.ov.	Ukraine
Sinopal Pte. Ltd.	Singapore
Smeding B. V.	Netherlands
Sociedade Portuguesa de Oxigenio Ltda.	Portugal
Soudobeam S. A.	Belgium
Stabiagas ASA S.r.l.	Italy
Suncoast Medical Oxygen, Inc.	Florida
Sure/Arc Welding Supply (1977) Ltd.	Canada
TAFA Incorporated	Delaware
Tecnoservizi Ambientali S.r.l.	Italy
Thai Carbonic Company, Ltd.	Thailand
The Infusion Network of Louisiana, Inc.	Louisiana
Tianjin Praxair, Inc.	China
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Tradewinds Insurance Limited	Bermuda
Praxair Precision Components, Inc.	Arizona
Tri-Parish Rental, Inc.	Louisiana

Vidum Simonsen AS	Norway
Waldron and Kern, Inc.	Texas
Welco-CGI Gas Technologies, LLC	Delaware
Welder’s Depot Inc.	Canada
Wescott Enterprises, Inc.	South Carolina
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e Companhia - Comércio e Serviços	Portugal
White Martins e White Martins Comércio e Serviços	Portugal
White Martins Gas Natural Ltda	Brazil
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Investimentos Ltda.	Brazil
White Martins Solucoes Ambientais Ltda	Brazil
White Martins Steel Gases Industrials Ltda.	Brazil
Withrow Oxygen Service, Inc.	California
WM Servicos de Lavanderia Industrial Ltda	Brazil

Place of Incorporation
WMTM Equipamentos de Gases Ltda.	Brazil
Yara Praxair AB	Sweden
Yara Praxair A/S	Denmark
Yara Praxair AS	Norway
Yara Praxair Holding AS	Norway
Yara Praxair Holding Danmark A/S	Denmark